Exhibit 99.1

Convio Announces Financial Results for Second Quarter 2011

AUSTIN, Texas--(BUSINESS WIRE)--August 4, 2011--Convio, Inc. (Nasdaq: CNVO), a leading provider of on-demand constituent engagement solutions for nonprofit organizations, today announced financial results for the second quarter ended June 30, 2011.

Separately, the company announced today, that Patricia Hume has been named vice president of worldwide sales.

Second Quarter Highlights

  Revenue of $20.7 million for the second quarter, up 13 percent from the second quarter of 2010.
  Non-GAAP EPS of $0.16, up 5 cents from the same period a year ago.
  Muscular Dystrophy Association (MDA) selected Convio as their standard for special event fundraising.
  Convio’s clients raised more than $380 million in online donations, up 21 percent compared to the same quarter last year.
  Announced strategic partnership with Constant Contact to integrate Convio Common Ground™ with Constant Contact's email solution, providing a powerful, easy-to-use constituent engagement solution for nonprofits

Subsequent Highlights

  On July 1, 2011 Convio entered the United Kingdom through the acquisition of Baigent Digital.
  On July 25 2011, Convio introduced Luminate™, a new, cloud-based constituent engagement solution designed to meet the needs of large, enterprise clients.

“I am enthusiastic about the progress we are making towards broadening our strategy and vision for providing industry-leading multi-channel constituent engagement solutions for the nonprofit sector and the impact that can have on our growth rate,” said Gene Austin, chief executive officer and president. “In addition to delivering another strong quarter, we recently launched Luminate™ our enterprise constituent engagement solution, entered the UK market and are continuing our momentum in the mid-market with Common Ground.”

Financial Results for the Second Quarter of 2011

  Total revenue was $20.7 million, up 13 percent from the same period last year.
  Non-GAAP net income was $3.1 million for the second quarter of 2011, compared to $2.0 million for the same period last year. Non-GAAP diluted net income per share was $0.16 for the second quarter of 2011, based on 19.6 million weighted average diluted shares outstanding, compared to non-GAAP diluted net income of $0.11 for the same period last year, based on 17.5 million weighted average diluted shares outstanding.
  GAAP net income was $1.3 million for the second quarter of 2011, compared to GAAP net income of $1.7 million for the same period last year due primarily to an increase in stock-based compensation and acquisition related costs. Diluted net income per share was $0.07 for the second quarter of 2011, based on 19.6 million weighted average diluted shares outstanding, compared to diluted net income per share of $0.10 for the same period last year, based on 17.5 million weighted average diluted shares outstanding.
  Adjusted EBITDA was $3.9 million for the second quarter of 2011, up $1.1 million compared to the same period last year.

2011 Guidance

Convio is updating its full year 2011 revenue guidance and full year 2011 non-GAAP EPS guidance previously provided on May 3, 2011. Revenue for the company’s full year 2011 is projected to be in the range of $79.4 million to $80.3 million, or 14 to 15 percent annual growth over full year 2010. The company expects diluted non-GAAP net income per share for 2011 to be approximately $0.37 to $0.40, assuming an average weighted diluted share count of approximately 19.8 million shares.

Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP net income are useful measures of operating performance because they exclude items that we do not consider indicative of our core performance. In the case of adjusted EBITDA, we adjust net income (loss) for such things as interest, taxes, depreciation and amortization, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items. Non-GAAP net income adds to net income (loss) amortization of intangible assets, stock-based compensation, acquisition related costs and certain non-cash and non-recurring items such as the gain (loss) on preferred stock warrant revaluation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, operating income and net income, or other financial measures prepared in accordance with GAAP. Reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Our management uses adjusted EBITDA and non-GAAP net income as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies; and in communications with our board of directors concerning our financial performance.

Quarterly Conference Call

Convio, will host a conference call today at 8:30 a.m. Eastern to discuss the Company's financial results for the second quarter ended June 30, 2011. The call will be hosted by Gene Austin, chief executive officer and president, and James R. Offerdahl, chief financial officer and vice president of administration. The live webcast of Convio's earnings call will be accessible at http://www.convio.com/investor.

The webcast will be archived within 24 hours of the event and will be available through the same link for 90 days following the call. Participants who choose to call into the conference call can do so by dialing domestically 877-638-9569, and international callers may dial 914-495-8536. A replay will be available at 800-642-1687 for domestic callers and 706-645-9291 for international callers. All calls can be accessed by referencing passcode: 82009849. The call replay will be available from August 4th, 2011 until August 11th, 2011.

About Convio

Convio is a leading provider of on-demand constituent engagement solutions that enable nonprofit organizations to more effectively raise funds, advocate for change and cultivate relationships with donors, activists, volunteers, alumni and other constituents.

For more information, please visit www.convio.com.

Forward-looking Statements

This press release may contain forward-looking statements intended to convey expectations as to the future based on plans, estimates and projections. Although we believe that the expectations reflected in such forward-looking statements are reasonable, future circumstances might differ from the assumptions on which such statements are based. In addition, these statements can be affected by inaccurate assumptions and the impact of a variety of risks and uncertainties that could cause actual results to differ materially from those described in this press release including, among others: unfavorable economic and business conditions, in particular with respect to the nonprofit market in which we operate; challenges and risks relating to attracting and retaining customers; a loss of significant customers or a substantial reduction in orders from our existing customers; a reduction in usage of our systems by our customers or their clients and a corresponding reduction in usage revenue; an inability of customers to pay for our solutions and services; risks related to challenges associated with developing new and enhanced solutions that meet the needs of our clients; risks related to technological changes or alternative technologies that could make our products and services less competitive; risks associated with successful implementation of multiple integrated software products; risks associated with acquisitions and their integration; risks associated with international expansion; and the ability to attract and retain key personnel. Other risks that could impact our business adversely are those risks generally associated with management of growth; lengthy sales and implementation cycles; intellectual property infringement claims and other litigation; reliance on certain third-parties, including hosting facilities, software and application providers; the ability to access sufficient funding to finance desired growth and operations; and legislative actions which could reduce the effectiveness of our solutions and increase the costs of our business. These factors and other risks and uncertainties are described in more detail, from time to time, in Convio’s filings with the Securities and Exchange Commission which are available free of charge at www.sec.gov or on our website at www.convio.com/investor. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Convio does not undertake to update or revise any of these statements as a result of new information, future events or otherwise.

Financial Tables

Convio, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,488	$18,447
Restricted cash	1,248	1,248
Marketable securities	39,195	36,774
Accounts receivable, net	12,239	8,154
Prepaid expenses and other current assets	1,832	1,558
Total current assets	65,002	66,181
Property and equipment, net	5,643	4,609
Goodwill	8,076	5,527
Intangible assets, net	5,401	3,990
Other assets	130	104
Total assets	$84,252	$80,411

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$6,809	$6,080
Deferred revenue	14,471	15,917
Total current liabilities	21,280	21,997
Long-term liabilities	500	-
Total liabilities	21,780	21,997
Stockholders equity:
Common stock	18	18
Additional paid-in capital	114,070	111,218
Treasury stock at cost	(83)	-
Accumulated other comprehensive loss	12	(21)
Accumulated deficit	(51,545)	(52,801)
Total stockholders' equity	62,472	58,414
Total liabilities and stockholders' equity	$84,252	$80,411

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2010	2010	2010	2010	2011	2011
Revenue:
Subscription	$11,392	$11,470	$11,559	$11,782	$11,788	$12,025
Services	2,971	2,886	3,075	3,218	3,533	3,951
Usage	2,330	3,860	3,221	1,980	2,942	4,676
Total revenue	16,693	18,216	17,855	16,980	18,263	20,652
Cost of revenue:
Cost of subscription and usage (1)(3)	3,037	3,096	3,073	3,170	3,221	3,330
Cost of services (2)(3)	3,260	3,311	3,422	3,172	4,130	4,264
Total cost of revenue	6,297	6,407	6,495	6,342	7,351	7,594
Gross profit	10,396	11,809	11,360	10,638	10,912	13,058
Operating expenses:
Sales and marketing (3)	5,324	5,920	5,075	6,149	6,000	6,474
Research and development (3)	2,525	2,631	2,740	2,656	2,775	2,588
General and administrative (3)	1,538	1,556	1,666	1,792	2,030	2,315
Amortization of other intangibles	272	195	195	195	210	217
Total operating expenses	9,659	10,302	9,676	10,792	11,015	11,594
Income (loss) from operations	737	1,507	1,684	(154)	(103)	1,464
Interest income	1	15	25	20	23	25
Interest expense	(63)	(52)	(9)	(2)	-	-
Other income (expense)	(469)	454	-	60	1	-
Income (loss) before income taxes	206	1,924	1,700	(76)	(79)	1,489
Provision for income taxes	24	221	195	(141)	(7)	161
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328

Net income (loss) attributable to common stockholders:
Basic	$104	$1,506	$1,505	$65	$(72)	$1,328
Diluted	$182	$1,703	$1,505	$65	$(72)	$1,328

Net income (loss) per share attributable to common stockholders:
Basic	$0.01	$0.11	$0.09	$0.00	$(0.00)	$0.07
Diluted	$0.01	$0.10	$0.08	$0.00	$(0.00)	$0.07

Weighted average shares outstanding used in computing per share amounts:
Basic	7,356	14,181	17,445	17,490	17,786	18,071
Diluted	14,350	17,519	18,911	19,037	17,786	19,594

(1) Includes amortization of acquired technology of $127, $98 and $147 for the quarters ended March 31, 2010, March 31, 2011 and June 30, 2011, respectively.
(2) Includes compensation expense related to earnout provisions of the StrategicOne acquisition of $56 and $83 for the quarters ended March 31, 2011 and June 30, 2011, respectively.
(3) Includes stock-based compensation expense as follows:

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2010	2010	2010	2010	2011	2011
Cost of subscription and usage	$40	$43	$38	$41	$47	$59
Cost of services	78	79	74	76	114	152
Sales and marketing	164	178	160	157	192	349
Research and development	83	100	89	85	102	145
General and administrative	164	145	140	114	169	368

Convio, Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue:
Subscription	$12,025	$11,470	$23,813	$22,862
Services	3,951	2,886	7,484	5,857
Usage	4,676	3,860	7,618	6,190
Total revenue	20,652	18,216	38,915	34,909
Cost of revenue:
Cost of subscription and usage (1)(3)	3,330	3,096	6,551	6,133
Cost of services (2)(3)	4,264	3,311	8,394	6,571
Total cost of revenue	7,594	6,407	14,945	12,704
Gross profit	13,058	11,809	23,970	22,205
Operating expenses:
Sales and marketing (3)	6,474	5,920	12,474	11,244
Research and development (3)	2,588	2,631	5,363	5,156
General and administrative (3)	2,315	1,556	4,345	3,094
Amortization of other intangibles	217	195	427	467
Total operating expenses	11,594	10,302	22,609	19,961
Income from operations	1,464	1,507	1,361	2,244
Interest income	25	15	48	16
Interest expense	-	(52)	-	(115)
Other income (expense)	-	454	1	(15)
Income before income taxes	1,489	1,924	1,410	2,130
Provision for income taxes	161	221	154	245
Net income	$1,328	$1,703	$1,256	$1,885

Net income attributable to common stockholders:
Basic	$1,328	$1,506	$1,256	$1,403
Diluted	$1,328	$1,703	$1,256	$1,885

Net income per share attributable to common stockholders:
Basic	$0.07	$0.11	$0.07	$0.13
Diluted	$0.07	$0.10	$0.06	$0.12

Weighted average shares outstanding used in computing per share amounts:
Basic	18,071	14,181	17,929	10,787
Diluted	19,594	17,519	19,501	15,945

(1) Includes amortization of acquired technology of $147 and zero for the three month periods ended June 30, 2011 and 2010, respectively, and $245 and $127 for the six month periods ended June 30, 2011 and 2010, respectively.

(2) Includes compensation expense related to earnout provisions of the StrategicOne acquisition of $83 and zero for the three month periods ended June 30, 2011 and 2010, respectively, and $139 and zero for the six month periods ended June 30, 2011 and 2010, respectively.

(3) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cost of subscription and usage	$59	$43	$106	$83
Cost of services	152	79	266	157
Sales and marketing	349	178	541	342
Research and development	145	100	247	183
General and administrative	368	145	537	309

Convio, Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$1,328	$1,703	$1,256	$1,885
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,042	756	2,001	1,736
Other non-cash charges	1,073	91	1,697	1,089
Changes in operating assets and liabilities	(1,470)	(68)	(4,525)	(1,777)
Net cash provided by operating activities	1,973	2,482	429	2,933
Cash flows from investing activities:
Purchases of marketable securities	(9,472)	-	(24,583)	-
Proceeds from sales/maturities of marketable securities	7,906	-	21,787	-
Purchases of property and equipment, net	(756)	(462)	(1,164)	(990)
Software development costs	(641)	(238)	(1,070)	(463)
Cash utilized for purchase of StrategicOne	-	-	(4,416)	-
Net cash used in investing activities	(2,963)	(700)	(9,446)	(1,453)
Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(7)	(1,923)	(14)	(2,182)
Proceeds from issuance of common stock, net of treasury stock	398	35,985	1,072	36,078
Net cash provided by financing activities	391	34,062	1,058	33,896
Net change in cash and cash equivalents	(599)	35,844	(7,959)	35,376
Cash and cash equivalents at beginning of period	11,087	16,194	18,447	16,662
Cash and cash equivalents at end of period	$10,488	$52,038	$10,488	$52,038

Convio, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2010	2010	2010	2010	2011	2011
Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328
Stock-based compensation	529	545	501	473	624	1,073
Amortization of intangible assets	399	195	195	195	308	364
(Gain) loss on warrant revaluation	469	(454)	-	-	-	-
Acquisition related costs	-	-	-	103	146	287
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052

GAAP basic net income (loss) per share
Numerator:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328
Less: Undistributed earnings allocated to participating preferred stock (1)	$(78)	$(197)	$-	$-	$-	$-
Net income (loss) attributable to common stockholders	$104	$1,506	$1,505	$65	$(72)	$1,328
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071
GAAP basic net income (loss) per common share	$0.01	$0.11	$0.09	$0.00	$(0.00)	$0.07

GAAP diluted net income (loss) per share
Numerator:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071
Add: Outstanding convertible preferred stock	5,316	1,694	-	-	-	-
Add: Outstanding convertible preferred stock warrants	122	77	47	50	-	6
Add: Options to purchase common stock	1,556	1,567	1,418	1,492	-	1,468
Add: Restricted stock units	-	-	1	5	-	49
Weighted average common shares outstanding, diluted (2)	14,350	17,519	18,911	19,037	17,786	19,594
GAAP diluted net income (loss) per common share	$0.01	$0.10	$0.08	$0.00	$(0.00)	$0.07

(1) Preferred stock does not participate in Company losses and thus in periods of GAAP net losses, 100% of GAAP net loss is attributable to common stockholders.
(2) In periods in which the Company is in a GAAP net loss position, all common stock equivalents are anti-dilutive and are not included in GAAP diluted shares outstanding.

Convio, Inc.
Reconciliation of Non-GAAP Measures continued
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2010	2010	2010	2010	2011	2011

Non-GAAP basic net income per share
Numerator:
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052
Less: Undistributed earnings allocated to participating preferred stock	$(680)	$(230)	$-	$(5)	$-	$-
Non-GAAP net income attributable to common stockholders	$899	$1,759	$2,201	$831	$1,006	$3,052
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071
Non-GAAP basic net income per common share	$0.12	$0.12	$0.13	$0.05	$0.06	$0.17

Non-GAAP diluted net income per share
Numerator:
Non-GAAP net income	$1,579	$1,989	$2,201	$836	$1,006	$3,052
Denominator:
Weighted average common shares outstanding, basic	7,356	14,181	17,445	17,490	17,786	18,071
Add: Outstanding convertible preferred stock	5,316	1,694	-	-	-	-
Add: Outstanding convertible preferred stock warrants	122	77	47	50	33	6
Add: Options to purchase common stock	1,556	1,567	1,418	1,492	1,516	1,468
Add: Restricted stock units	-	-	1	5	32	49
Weighted average common shares outstanding, diluted	14,350	17,519	18,911	19,037	19,367	19,594
Non-GAAP diluted net income per common share	$0.11	$0.11	$0.12	$0.04	$0.05	$0.16

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$182	$1,703	$1,505	$65	$(72)	$1,328
Interest (income) expense, net	62	37	(16)	(18)	(23)	(25)
Depreciation and amortization	980	756	733	774	959	1,042
Stock-based compensation	529	545	501	473	624	1,073
(Gain) loss on warrant revaluation	469	(454)	-	-	-	-
Acquisition related costs	-	-	-	103	146	287
Provision for income taxes	24	221	195	(141)	(7)	161
Adjusted EBITDA	$2,246	$2,808	$2,918	$1,256	$1,627	$3,866

Convio, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,
	2010	2010	2010	2010	2011	2011
GAAP cost of subscription and usage	3,037	3,096	3,073	3,170	3,221	3,330
Amortization of acquired technology	(127)	-	-	-	(98)	(147)
Stock-based compensation	(40)	(43)	(38)	(41)	(47)	(59)
Non-GAAP cost of subscription and usage	2,870	3,053	3,035	3,129	3,076	3,124

GAAP cost of services	3,260	3,311	3,422	3,172	4,130	4,264
Acquisition related costs	-	-	-	-	(56)	(83)
Stock-based compensation	(78)	(79)	(74)	(76)	(114)	(152)
Non-GAAP cost of services	3,182	3,232	3,348	3,096	3,960	4,029

GAAP gross profit	10,396	11,809	11,360	10,638	10,912	13,058
Amortization of acquired technology	127	-	-	-	98	147
Acquisition related costs	-	-	-	-	56	83
Stock-based compensation	118	122	112	117	161	211
Non-GAAP gross profit	10,641	11,931	11,472	10,755	11,227	13,499

GAAP sales and marketing expense	5,324	5,920	5,075	6,149	6,000	6,474
Stock-based compensation	(164)	(178)	(160)	(157)	(192)	(349)
Non-GAAP sales and marketing expense	5,160	5,742	4,915	5,992	5,808	6,125

GAAP research and development expense	2,525	2,631	2,740	2,656	2,775	2,588
Stock-based compensation	(83)	(100)	(89)	(85)	(102)	(145)
Non-GAAP research and development expense	2,442	2,531	2,651	2,571	2,673	2,443

GAAP general and administrative expense	1,538	1,556	1,666	1,792	2,030	2,315
Acquisition related costs	-	-	-	(103)	(90)	(204)
Stock-based compensation	(164)	(145)	(140)	(114)	(169)	(368)
Non-GAAP general and administrative expense	1,374	1,411	1,526	1,575	1,771	1,743

GAAP income (loss) from operations	737	1,507	1,684	(154)	(103)	1,464
Amortization of intangible assets	399	195	195	195	308	364
Acquisition related costs	-	-	-	103	146	287
Stock-based compensation	529	545	501	473	624	1,073
Non-GAAP income from operations	1,665	2,247	2,380	617	975	3,188

CONTACT:
Convio, Inc.
Tad Druart, 512-652-7826
tdruart@convio.com